Exhibit 99.1

Optium Corporation 200 Precision Road Horsham, PA 19044 267-803-3800 www.optium.com

News Release

Contact:
Veronica Rosa
Investor & Media Relations
267-803-3801
vrosa@optium.com

Optium Corporation Announces Third Quarter Fiscal 2007 Results
Reports Eleventh Consecutive Quarter of Revenue Growth
Continues to Expand Product Portfolio Through ROADM and 40Gb/s Technologies

Horsham, PA, May 30, 2007 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a leading supplier of high-performance optical subsystems, today reported financial results for the third quarter of fiscal year 2007, which ended April 28, 2007.

Optium reported revenues of $34.5 million for the third quarter of fiscal 2007 compared to $16.5 million for the same period in the prior year and $34.1 million in the prior quarter, increases of 110% and 1%, respectively.

Net income for the third quarter of fiscal 2007 was $3.4 million, or $0.13 per diluted share, in accordance with U.S. generally accepted accounting principles (GAAP).    This compares to a net loss of $11.0 million for the same period in the prior year, which included a charge of $11.2 million for acquired in-process R&D related to the acquisition of Engana Pty Limited — now called Optium Australia.  Net income for the second quarter of fiscal 2007 was $3.9 million, or $.15 per diluted share.

Non-GAAP net income for the third quarter of fiscal 2007 was $4.0 million, or $0.15 per diluted share.  Compared to the third quarter of fiscal 2006, Non-GAAP net income grew from $191,000 to $4.0 million.  Non-GAAP net income for the second quarter of fiscal 2007 was $4.3 million, or $.16 per diluted share.  Non-GAAP net income, as defined below, excludes charges associated with stock-

based compensation, acquired in-process research and development expense and duplicate facility costs related to the relocation of Optium’s U.S. operations to a new facility in February 2007 to accommodate Optium’s growth path.

“We are pleased with our execution and consistency in the third quarter,” commented Eitan Gertel, Chairman and CEO of Optium Corporation.  “While we experienced some softness in high-end 300pin products compared to the first half of our fiscal year, the third quarter marked the eleventh consecutive quarter of revenue growth for Optium.  In addition, our profitability continued to be strong in a quarter where we maintained our aggressive ROADM production ramp to meet customer demand and encountered some product mix related gross margin pressure.  We also achieved several important strategic and operational milestones in the quarter that will further strengthen our prospects for growth.

“For example, during the third quarter, we continued to broaden our ROADM product line by introducing a new ROADM circuit pack optimized for edge applications,” continued Gertel.  “This new product significantly broadened our targeted market for ROADM products beyond the traditional metro and core markets.

“We also further strengthened our product line with our recent acquisition of Kailight Photonics, a leader in 40Gb/s technologies.  The Kailight 40Gb/s product line is one of the broadest 40Gb/s product lines in the industry addressing both client side and line side applications in multiple variations.  As we connect our strong base of customers to Kailight’s leading technology, we are seeing a very positive response.  Customers have been particularly interested in our ability to offer module solutions that can be integrated into linecards cost effectively.  In fact, we are pleased to announce that we expect to make our first 40Gb/s product shipments in our current fiscal fourth quarter,” stated Gertel.

Outlook

Optium expects fourth quarter revenues of $34.5 to $37.5 million.  Non-GAAP net income for the fourth quarter, which will exclude expected stock based compensation charges and any non-recurring charges related to the Kailight acquisition, are expected to be $0.08 to $0.11 per diluted share.  Optium is not providing GAAP earnings per share expectations for the fourth quarter because non-recurring charges related to the Kailight acquisition have not yet been finalized.  Optium’s fourth quarter results will include the operations of Kailight since May 16.  Kailight is expected to dilute earnings by approximately $0.04 per share, of which approximately $0.02 is expected to be attributable to a reduction in interest income as a result of cash paid in the transaction.  Kailight is currently expected to be accretive to non-GAAP earnings per share in early calendar 2008.

“The next several quarters are important investment and expansion periods for Optium,” said Gertel.  “We are working diligently to successfully ramp our ROADM production to meet the accelerating opportunities in that market.  We are also focused on a successful Kailight transition and ramping our 40Gb/s production platform to meet customer demand.  Our long-term view of Optium’s growth potential and continued profitability is stronger than ever.  We continue to target our revenue mix to the highest growth areas of the optical market — 10Gb/s, 40Gb/s, ROADM and Cable TV and Fiber to the Home — on a disciplined and highly flexible operating model,” concluded Gertel.

Conference Call Information

The Company will host a conference call to discuss its financial performance following this release on Wednesday, May 30, 2007 at 4:30 p.m. eastern. The dial-in number is (800) 811-0667.  A webcast of the call, both live and archived, will also be available through the investor relations section of Optium’s website at http://ir.optium.com  A replay of the call will be available this evening through midnight on June 1, 2007 and can be accessed by dialing (719) 457-0820 or (888) 203-1112, access code 4537749.

About Optium Corporation

Optium is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems.  Optium’s broad suite of optical transport solutions feature fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, CATV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line.  Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, Pennsylvania and has offices in Sydney, Australia and Nes Ziona, Israel.  For more information, visit http://www.optium.com.

Optium Corporation Safe Harbor Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, business outlook of Optium Corporation (the “Company”).  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things:  risks associated with integrating a newly-acquired business; risks associated with changes in the demand for the Company’s products and/or aggressive competition, which may force the Company to reduce prices; risks associated with the development and acceptance of new products and product features; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of its revenues; risks associated with dependence on a limited number of component suppliers and/or increased demand for components, which could lead to shortages that could disrupt or delay company shipments; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with the Company’s products being dependent upon the ability to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with becoming subject to defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Optium Corporation undertakes no obligation to update or revise its forward looking statements contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Optium Corporation, see the disclosure contained in Optium Corporation’s public filings with the Securities and Exchange Commission, including the risk factors included in Optium Corporation’s Quarterly Report on Form 10-Q, filed March 7, 2007.  All filings are available through the SEC’s website at www.sec.gov or from Optium Corporation’s web site at www.optium.com.

Optium Third Quarter Fiscal 2007 GAAP Results:

Consolidated statements of operations for the three-month and nine-month periods set forth below are on a GAAP basis as follows (in thousands, except per share amounts):

	Three months ended			Nine months ended
	April 28, 2007	January 27, 2007	April 29, 2006	April 28, 2007	April 29 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$34,547	$34,139	$16,462	$98,696	$46,491
Cost of revenues	25,190	24,214	12,256	70,709	35,636
Gross profit	9,357	9,925	4,206	27,987	10,855

Operating expenses:
Research and product development	3,379	3,513	2,435	9,888	5,979
Acquired in-process research and development	—	—	11,187	—	11,187
Selling, general and administrative	3,711	3,359	1,643	9,897	3,571
Total operating expenses	7,090	6,872	15,265	19,785	20,737
Income from operations	2,267	3,053	(11,059)	8,202	(9,882)
Interest and other income (expense), net	1,333	1,102	68	2,491	108
Income before income tax provision	3,600	4,155	(10,991)	10,693	(9,774)
Income tax provision	182	293	21	654	44
Net income (loss)	$3,418	$3,862	$(11,012)	$10,039	$(9,818)

Net income (loss) per share:
Basic	$0.13	$0.16	$(4.73)	$0.57	$(4.93)
Diluted	$0.13	$0.15	$(4.73)	$0.41	$(4.93)

Weighted average shares outstanding:
Basic	25,350	24,592	2,331	17,576	1,991
Diluted	26,647	26,592	2,331	24,639	1,991

Optium Third Quarter Fiscal 2007 Non-GAAP Results:

Use of Non-GAAP Financial Measures

In this earnings release, the Company uses certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  A reconciliation between non-GAAP and GAAP gross profit, net income and net income per share can be found below. The Company believes that non-GAAP gross profit, non-GAAP net income and non-GAAP net income per share, as calculated to exclude certain non-recurring and/or non-cash charges, such as stock-based compensation charges, acquired in-process research and development expense and duplicate facility costs during facility move, are indications of the Company’s baseline operating performance before gains, losses or other charges that are considered by management to be outside of the Company’s core operating results.  The Company has incurred duplicate facility costs during facility move as a result of the execution of a lease for a new operating facility and the early termination of the lease for its current operating facility.  The Company completed its facility relocation during the third quarter of fiscal 2007.  Management does not consider stock-based compensation expenses, acquired in-process research and development expense or duplicate facility costs during facility move to be part of its core operations because (a) stock-based compensation is a non-cash charge, (b) acquired in-process research and development expense is a non-cash, non-recurring item that is fully expensed upon the closing of an acquisition, and (c) duplicate facility cost during facility move is a non-recurring charge not expected to be incurred in the future.  In addition, non-GAAP gross profit, non-GAAP net income and non-GAAP net income per share as calculated are primary financial measures that the Company uses to evaluate its financial performance and forecast future financial results.  While non-GAAP gross profit, non-GAAP net income and non-GAAP net income per share are not measures calculated in accordance with GAAP or alternatives for measures calculated in accordance with GAAP, such as gross profit, net income and net income per share, the Company believes that providing this information to investors, in addition to GAAP measures such as gross profit, net income and net income per share, allows investors to better evaluate its current core operating performance relative to prior periods and its financial results in comparison to its competitors.  However, non-GAAP gross profit, non-GAAP net income and non-GAAP net income per share:

•                  are not measures of financial performance calculated in accordance with GAAP;

•                  do not represent gross profit, net income or net income per share as defined by GAAP; and,

•                  should not be considered as an alternative to gross profit, net income or net income per share prepared in conformity with GAAP.

Further, non-GAAP gross profit, non-GAAP net income and non-GAAP net income per share as calculated below may not be necessarily comparable to similarly titled measures reported by other companies.

These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

A reconciliation of each of the non-GAAP financial measures to GAAP financial measures is set forth below (in thousands, except per share amounts):

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three months ended			Nine months ended
	April 28, 2007	January 27, 2007	April 29, 2006	April 28, 2007	April 29, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit	$9,357	$9,925	$4,206	$27,987	$10,855
GAAP gross profit margin	27.1%	29.1%	25.5%	28.4%	23.3%
Non-GAAP adjustments to gross profit:
Cost of revenues:
Stock based compensation	23	10	—	34	—
Total non-GAAP adjustments to gross profit	23	10	—	34	—
Non-GAAP gross profit	$9,380	$9,935	$4,206	$28,021	$10,855
Non-GAAP gross profit margin	27.2%	29.1%	25.5%	28.4%	23.3%

Reconciliation of GAAP to non-GAAP net income and non-GAAP net income per share:
GAAP net income (loss)	$3,418	$3,862	$(11,012)	$10,039	$(9,818)
Cost of revenues:
Stock based compensation	23	10	—	34	—
Operating expenses:
Research and product development
Stock based compensation	69	22	—	93	—
Acquired in-process research and development	—	—	11,187	—	11,187
Selling, general and administrative
Duplicate facility costs during facility move	171	216	—	610	—
Stock based compensation	325	208	16	722	16
Income tax provision	(29)	(23)	—	(70)	—
Non—GAAP net income	$3,977	$4,295	$191	$11,428	$1,385

GAAP net income per share:
Basic	$0.13	$0.16	$(4.73)	$0.57	$(4.93)
Diluted	$0.13	$0.15	$(4.73)	$0.41	$(4.93)

Shares used in computing GAAP net income per share:
Basic	25,350	24,592	2,331	17,576	1,991
Diluted	26,647	26,592	2,331	24,639	1,991

Non—GAAP net income per share:
Basic	$0.16	$0.17	$.0.08	$0.65	$0.70
Diluted	$0.15	$0.16	$0.01	$0.46	$0.08

Shares used in computing non—GAAP net income per share:
Basic	25,350	24,592	2,331	17,576	1,991
Diluted	26,647	26,592	19,065	24,639	17,785

Condensed Consolidated Balance Sheets

(in thousands)

	April 28, 2007	July 29, 2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,042	$10,377
Short-term investments	23,170	—
Accounts receivable, net	26,857	19,075
Inventories, net	16,856	11,701
Prepaid expenses and other current assets	1,477	407
TOTAL CURRENT ASSETS	146,402	41,560

PROPERTY AND EQUIPMENT, net	7,250	5,207
GOODWILL	11,375	10,533
OTHER ASSETS	274	2,009
TOTAL ASSETS	$165,301	$59,309

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$21,781	$18,386
Accrued expenses	2,823	2,207
Accrued warranty	305	223
Other current liabilities	—	2,640
Current portion of debt	—	320
TOTAL CURRENT LIABILITIES	24,909	23,776
Long-term debt, net of current portion	—	351
Long-term liabilities	190	97
TOTAL LIABILITIES	25,099	24,224

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	87,173

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	2	—
Additional paid-in capital-common stock	190,365	9,173
Deferred compensation	(1,050)	(1,170)
Accumulated other compensation income	1,257	320
Treasury stock	(2,762)	(2,762)
Accumulated deficit	(47,610)	(57,649)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	140,202	(52,088)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$165,301	$59,309

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended	Nine Months Ended
	April 28, 2007	April 29, 2006
	(unaudited)	(unaudited)
Cash flows from Operating Activities:
Net Income (loss)	$10,039	$(9,818)
Adjustments to reconcile net income to net cash provided by (used in) Operations:
Depreciation and amortization	1,969	1,894
Stock-based compensation	849	16
Acquired in-process research and development	—	11,187
Provisions for doubtful accounts	11	1
Loss on disposal of property and equipment	9	—
Issuance of common stock and restricted common stock	32	34
Changes in operating assets and liabilities
Accounts Receivable	(7,787)	(6,692)
Inventories	(5,133)	(3,169)
Prepaid expenses and other current assets	(1,065)	81
Other assets	(180)	18
Accounts payable	3,369	4,639
Accrued expenses	343	628
Other current liabilities	(2,640)	1,549
Warranty liabilities	82	102
Other long term liabilities	92	(2)
Net cash provided by (used in) operating activities	$(10)	$468
Cash flows from investing activities
Purchase of property and equipment	(3,964)	(1,634)
Proceeds from sale of property and equipment	30	—
Purchases of marketable securities	(45,562)	—
Maturities and sales of marketable securities	22,384	—
Cash acquired from acquisition, net of transaction costs	—	4,068
Net cash provided by (used in) investing activities	$(27,112)	$2,434
Cash flows from financing activities
Payments of line of credit	(671)	(74)
Deferred financing costs	—	(4)
Proceeds from initial public offering	95,378	—
Proceeds from warrant exercise	—	33
Proceeds from exercise of employee stock options	47	141
Net cash provided by financing activities	$94,754	$96

Effect of exchange rate changes on cash and cash equivalent	33	54

Net increase in cash and cash equivalents	67,665	3,052
Cash and cash equivalents, beginning of period	10,377	8,474
Cash and cash equivalents, end of period	$78,042	$11,526

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